Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, Dharmesh Mehta, certify that:
1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Weatherford International Ltd.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 4, 2013
/s/ Dharmesh Mehta
Dharmesh Mehta
Executive Vice President and
Chief Administrative Officer
(Principal Financial Officer)